Exhibit 10.2

Execution Version

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED.  THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

AMENDED AND RESTATED THROUGHPUT AGREEMENT

BY AND AMONG

UET MIDSTREAM, LLC

AND

UNITED ENERGY TRADING, LLC

FOR THE PAWNEE TERMINAL

DATED AS OF July 6, 2015

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED.  THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

Table of Contents

Page

TOC \h\t "Heading 1,1, Heading 2,2" \x \* MERGEFORMAT ARTICLE 1	DEFINITIONS1
1.1	Definitions1
1.2	Construction7
ARTICLE 2	TERM AND COMMENCEMENT OF SERVICES8
2.1	Initial Term8
2.2	Renewal Terms8
2.3	Service Commencement Date9
2.4	Termination9
ARTICLE 3	FEES9
3.1	Base Throughput Fee9
3.2	Governmental Requirements9
3.3	Excess Throughput Fee10
3.4	Electricity Fee10
3.5	Renewal Term Fees10
ARTICLE 4	SERVICES11
4.1	Operation of Terminal11
4.2	Qualification of Customer’s Truck Operators11
4.3	Scheduling12
4.4	Demurrage12
4.5	Delivery; Comingling of Product; *****12
4.6	Testing and Measurement13
4.7	Spills and Environmental Pollution15
4.8	Non-Discrimination16
ARTICLE 5	WORKING INVENTORY16
5.1	Working Inventory16
ARTICLE 6	TITLE; RISK OF LOSS; PRODUCT GAIN AND LOSS16
6.1	Title16
6.2	Risk of Loss16
6.3	Monthly Accounting17
ARTICLE 7	INVOICING AND PAYMENT17

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SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED.  THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

HYPERLINK \l "_Toc414215902" 7.1	Invoicing17
7.2	Payment17
7.3	Interest18
7.4	Disputed Payments18
7.5	Netting and Setoff18
7.6	Auditing and Inspections18
ARTICLE 8	FINANCIAL INFORMATION AND ADEQUATE ASSURANCE19
8.1	Financial Information19
8.2	Performance Assurance19
ARTICLE 9	FORCE MAJEURE19
9.1	Effect of Force Majeure19
9.2	Pro Rata Allocation20
ARTICLE 10	DEFAULT AND REMEDIES20
10.1	Events of Default20
10.2	Early Termination21
10.3	Suspension of Performance21
10.4	Continuing Duty to Mitigate21
ARTICLE 11	INDEMNIFICATION; LIMITATION OF LIABILITY21
11.1	UET Indemnification21
11.2	Customer Indemnification22
11.3	LIMITATION OF LIABILITY22
ARTICLE 12	TAXES AND INSURANCE22
12.1	Taxes22
12.2	Insurance23
ARTICLE 13	INDEPENDENT CONTRACTOR24
ARTICLE 14	MISCELLANEOUS24
14.1	Confidentiality24
14.2	Governing Law25
14.3	Waiver of Jury Trial25
14.4	Assignment25
14.5	Waivers and Remedies25
14.6	Notices26
14.7	Counterparts26

ii

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED.  THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

HYPERLINK \l "_Toc414215935" 14.8	Entirety of Agreement26
14.9	Amendments26
14.10	Currency26
14.11	Survival on Termination26
14.12	Savings Clause27
14.13	Headings27
14.14	No Third-Party Beneficiaries27
14.15	Costs and Expenses27
14.16	Conflict27
14.17	Representations27

EXHIBITS

Exhibit A — Transaction Terms

Exhibit B — Specifications

Exhibit C — Notices and Payment

Exhibit D — Form of Access Agreement

iii

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED.  THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

Amended and restated THROUGHPUT AGREEMENT

This Amended and Restated Throughput Agreement is made and entered into this 6th day of July, 2015 (the “Restatement Date”), between UET Midstream, LLC (“UET”) and United Energy Trading, LLC (“Customer”) (UET and Customer each a “Party” and collectively, the “Parties”).

WHEREAS, UET proposes to construct a terminal facility in Weld County, Colorado which will be used for the receipt and throughput of Product by Customer and other third parties (the “Terminal”);

WHEREAS, UET proposes to be the owner and operator of the Terminal;

WHEREAS, Customer is United Energy Trading, LLC;

WHEREAS, Customer desires to utilize the Terminal for the throughput of Product ***** that certain ***** dated ***** by and between Customer and ***** (“*****”) (the “*****”); and

WHEREAS, UET and Customer have previously entered into that certain Throughput Agreement (the “Original Throughput Agreement”), dated June 1, 2014 (the “Original Effective Date”) which is being amended and restated in its entirety upon the terms and conditions set forth herein.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by the Parties, the Parties agree as follows:

ARTICLE 1
DEFINITIONS

1.1Definitions.  Capitalized terms not otherwise defined herein shall have the meaning set forth in this ARTICLE 1.

“Agreement” means this Amended and Restated Throughput Agreement and all exhibits hereto as may be amended, supplemented or otherwise modified from time to time.

“Available Capacity” means for any given month (or portion thereof), the Monthly Contract Throughput Capacity minus, subject to the proviso contained in Section 3.1(b), the aggregate volume of ***** that Customer or its agent (x) actually Tenders at the Terminal during such month (or portion thereof) and UET fails to accept and (y) could have Tendered at the Terminal during such month (or portion thereof) in conformance with the terms of this Agreement and UET would have failed to accept due to any factor affecting the availability of the Terminal, in each case for any reason other than (i) Force Majeure or (ii) pursuant to UET’s suspension rights under Section 10.3.  For the avoidance of doubt, the Available Capacity cannot be negative.

NY 75686966v2

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED.  THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

“Bankruptcy Proceeding” means with respect to a Party or entity, such Party or entity (a) makes an assignment or any general arrangement for the benefit of creditors, (b) files a petition or otherwise commences, authorizes or acquiesces in the commencement of a proceeding or cause of action under any bankruptcy or similar Law for the protection of creditors, (c) has such a petition filed against it and such petition is not withdrawn or dismissed within sixty (60) days after such filing, (d) otherwise becomes bankrupt or insolvent (however evidenced), or (e) is unable to pay its debts as they fall due.

“Base Throughput Fee” means the Contract Throughput Capacity multiplied by the Base Throughput Rate.

“Base Throughput Fee Adjustment Amount” means an amount equal to (i) the Monthly Contract Throughput Capacity minus the Available Capacity, multiplied by (ii) the Base Throughput Rate.

“Base Throughput Rate” has the meaning set forth in Exhibit A.

“Barrel” means 42 United States standard gallons at 60 degrees Fahrenheit.

“***** Fee” has the meaning set forth in Section 3.6.

“***** Notice” has the meaning set forth in Section 4.6(d).

“Business Day” means any day, other than a Saturday, Sunday, or any day that the Federal Reserve Bank of Kansas City, Denver Branch is closed.

“C&S” has the meaning set forth in Section 12.2(g).

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. § 9601 et seq. and all implementing regulations.

“Closing Physical Inventory” means the volume of Product in the Terminal on the last day of each month less the Working Inventory.

“Confidential Information” means all oral and written information provided by one Party to the other (i) with respect to the pricing hereunder; (ii) in connection with any creditworthiness or adequate assurance provision herein; (iii) the terms and conditions of this Agreement; or (iv) where such information is either identified as confidential or is readily apparent from the circumstances to be intended to be treated as confidential by the disclosing Party.  The foregoing, however, shall be subject to the following exceptions: (a) information that is or becomes generally available to the public other than as a result of a disclosure by either Party in violation of this Agreement; (b) information that was already known by either Party on a non-confidential basis prior to this Agreement; (c) information that becomes available to either Party on a non-confidential basis, except in violation of a prohibition against disclosing such information; (d) information a Party is required to disclose in connection with any auditing disclosure rule or standard or administrative or regulatory approval or filing process in connection with its business, provided such information is not accorded confidential treatment; and (e) information

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED.  THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

that is or was independently developed by employees, representatives or advisors of the receiving Party from and after the Effective Date without use of or reference to any information which such Party is not permitted to disclose to a third party pursuant to the terms hereof.

“Contract Throughput Capacity” has the meaning set forth in Exhibit A.

“Customer” has the meaning set forth in the preamble.

“*****” has the meaning set forth in Section 6.3(c).

“Defaulting Party” has the meaning set forth in Section 10.1.

“Delivery Point” has the meaning set forth in Exhibit A.

“Early Termination Date” has the meaning set forth in Section 10.2.

“Early Termination Payment” has the meaning set forth in Section 10.2.

“Effective Date” has the meaning set forth in the preamble.

“Electricity Cap” means (a) the actual cost of electricity incurred by UET for operating the Terminal during a given month divided by (b) the total ***** of ***** received by UET at the Terminal during such month.

“Electricity Fee” means the lesser of (a) the Electricity Cap less the equivalent of $0.035 per Barrel of Product received by UET at the Terminal for the applicable month and (b) $0.10 per Barrel of Product received by UET at the Terminal.

“Ending Inventory Payment” has the meaning set forth in Section 2.4.

“Environment” means ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata (including soil and soil vapor) or natural resources.

“Environmental Law” means any Law relating to (a) the protection, preservation or restoration of the Environment or (b) the use, generation, production, storage, transportation, processing, handling, labeling, or Release of Hazardous Materials.

“Event of Default” has the meaning set forth in Section 10.1.

“Excess Throughput” means the aggregate ***** of ***** in excess of the Monthly Contract Throughput Capacity accepted by UET for Customer at the Terminal during any month.

“Excess Throughput Fee” means the Excess Throughput multiplied by the Excess Throughput Rate.

“Excess Throughput Rate” means the rate for Excess Throughput set forth on Exhibit A.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED.  THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

“Exposed Party” has the meaning set forth in Section 8.2.

“First Option Term” has the meaning set forth in Section 2.2.

“Force Majeure” means any event or occurrence beyond the reasonable control and without the fault or negligence of a Party that delays or prevents such Party from performing its obligations under this Agreement including, without limitation:  acts of God; strikes; lockouts; boycotts; picketing; labor or other industrial disturbance (excluding any strikes, lockout, boycotts, picketing, labor or other industrial disturbances that are limited to the employees of UET); explosions; nuclear reaction or radiation, radioactive contamination; acts of a public enemy; fires; acts of terrorism; explosions; material breakage of or material accidents to the Terminal; wars (declared or undeclared); blockades; insurrections; riots; epidemics; landslides; earthquakes; storms; hurricanes; lightning; floods; extreme cold or freezing; extreme heat; washouts; arrests and restraints of governments (but excluding restraints occurring as a result of any violations, by the Party claiming the right to delay performance, of applicable Law or the terms and provisions of this Agreement); confiscation or seizure by any government or public authority; inability to obtain or delay in obtaining appropriate materials, supplies or labor due to a force majeure event of the third party supplying such materials, supplies or labor; events of force majeure declared by a third party, whether upstream or downstream of the Terminal, that interfere with performance under this Agreement; the inability of the ***** to ***** or ***** Product for any reason; the commandeering or requisitioning by United States civil or military authorities of any raw or component materials, product, or facilities including, but not limited to, producing, manufacturing, transportation, and delivery facilities, and perils of navigation, even when occasioned by negligence, malfeasance, default, or errors in judgment; civil disturbances; or any other causes, whether of the kind herein enumerated or otherwise, the foregoing of which in any event are not the result of the gross negligence or willful misconduct of the Party (or its Related Parties) claiming the right to delay performance.  Force Majeure shall not include (i) increases in costs of materials or labor, or (ii) a Party’s financial inability to perform.

“Governmental Authority” means any entity exercising executive, legislative, judicial, regulatory or administrative functions or pertaining to government, including any governmental authority, agency, department, board, commission or instrumentality, and any tribunal, court or arbitrator of competent jurisdiction.

“Hazardous Materials” means the following: hazardous substances; hazardous wastes; hydrocarbons; any petroleum-based product or contaminant; polychlorinated biphenyls (“PCBs”) or any substance or compound containing PCBs; asbestos or any asbestos-containing materials in any form or condition; radon or any other radioactive materials including any source, special nuclear or by-product material; and any other chemicals, wastes, materials, compounds, constituents or substances, subject to regulation as hazardous, toxic, a pollutant or a contaminant under any Environmental Laws.

“Independent Inspector” has the meaning set forth in Section 4.6(c).

“Initial Term” has the meaning set forth in Section 2.1.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED.  THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

“Inspector’s Certificate” has the meaning set forth in Section 4.6(b).

“Interest Rate” means the lesser of (i) two percent (2%) over the per annum rate of interest equal to the prime lending rate as may from time to time be published in The Wall Street Journal under “Money Rates;” or (ii) the maximum rate allowed by Law.

“Inventory Settlement Price” means NYMEX Index less $*****.

“LACT” means a custody transfer unit that transfers crude oil at the truck rack at the Terminal from a tanker truck.

“Law” means all applicable local, state and federal constitutions, laws (including common law), treaties, statutes, orders, decrees, rules, regulations, codes, and ordinances issued by any Governmental Authority, and including judicial or administrative orders, consents, decrees, and judgments, and determinations by, or interpretations of any of the foregoing by any Governmental Authority having jurisdiction over the matter in question and binding on a given Party, whether in effect as of the date hereof or thereafter and, in each case, as amended.

“Letter of Credit” means one or more irrevocable, transferable standby letters of credit from a major U.S. commercial bank or a foreign bank with a U.S. branch office, with such bank having a credit rating of at least “A-” from S&P or “A3” from Moody’s.

“Material Adverse Change” means, with respect to either Party, a change to the business, property, results of operations or financial condition of such Party that materially and adversely affects the ability of such Party to fully perform its obligations under this Agreement but specifically excluding (i) changes, effects, events, occurrences or circumstances that generally affect the United States or the global economy or the securities, financial capital or credit markets in the United States or elsewhere or the oil and gas industry generally, (ii) changes in Law, or (iii) national or international political or social conditions.

“Monthly Contract Throughput Capacity” means for any given month (or portion thereof), the applicable Contract Throughput Capacity multiplied by the number of days in such month (or portion thereof).

“Nomination Deadline” has the meaning set forth in Section 4.3.

“Non-Defaulting Party” has the meaning set forth in Section 10.2.

“Non-Exposed Party” has the meaning set forth in Section 8.2.

“***** Notice” has the meaning set forth in Section 4.6(b).

“*****” means ***** meeting the *****.

“NYMEX Index” means the arithmetic average of the settlement prices for the nearby Light Sweet Crude Oil Futures Contract on the New York Mercantile Exchange (NYMEX) during the month of delivery, business days only.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED.  THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

“Opening Physical Inventory” means the volume of Product in the Terminal on the first day of each month less the Working Inventory.

“PCB” has the meaning set forth in the definition of the term Hazardous Materials.

“Performance Assurance” means collateral in the form of cash, Letters of Credit, or guarantee by a creditworthy guarantor.

“Product” means crude oil meeting the Specifications.

“PXP Pipeline System” means, collectively, the Tallgrass Pony Express Pipeline and its Northeast Colorado Lateral.

“Receipt Point” means the point at which ***** Tendered by Customer or its agent is transferred from any mode of transportation into the Terminal, as more specifically identified on Exhibit A.

“Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, seepage or leaching of Hazardous Materials into the Environment.

“Renewal Term” has the meaning set forth in Section 2.1.

“Renewal Term Throughput Rate” has the meaning set forth in Exhibit A.

“Renewal Throughput Fee” means the Contract Throughput Capacity for the Renewal Term (as set forth in Exhibit A) multiplied by the Renewal Term Throughput Rate.

“Response” means (i) “response” as such term is defined in Section 101(24) of CERCLA, and (ii) all other actions required by any Governmental Authority or voluntarily undertaken to (A) clean up, remove, treat, abate or in any other way address any Hazardous Material in the Environment; (B) prevent the Release or threat of Release, or minimize the further Release, of any Hazardous Material; or (C) perform studies and investigations in connection with, or as a precondition to, or to determine the necessity of the activities described in, clause (A) or (B) above.

“Restatement Date” has the meaning set forth in the preamble.

“Segregated Tank” has the meaning set forth in Section 4.6(b).

“Service Commencement Date” has the meaning set forth in Section 2.3.

“Specifications” means the quality characteristics set forth on Exhibit B.

“Tender” means the tender of *****, as the case may be, at the Terminal in conformance with the requirements of this Agreement.

“Term” means the Initial Term, First Option Term and any Renewal Term.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED.  THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

“Terminal” has the meaning set forth in the recitals.

“*****” has the meaning set forth in Section 6.3(b).

“Terminal Policies and Procedures” means the written manual including the policies and procedures for operational and safety matters of the Terminal, as may by amended by UET in its reasonable discretion from time to time.

“Terminaling Services” means those terminaling, throughput, storage and other services to be provided by UET to Customer as are described in greater detail in Section 4.1.

“Third Party ***** LACTs” has the meaning set forth in Section 4.1(a).

“Throughput Capacity” means the rated capacity in Barrels per day of the Terminal to receive Product at the Terminal by pipeline or truck and redeliver such Product into the PXP Northeast Colorado Lateral connecting to the Terminal.

“Transfer Date” has the meaning set forth in Section 2.4.

“UET” has the meaning set forth in the preamble.

“Whiting” means Whiting Oil and Gas Corporation.

“Working Inventory” means the Terminal line pack and tank bottoms.

1.2Construction.

(a)In construing this Agreement, together with the Schedules and Exhibits hereto, the following principles shall be followed:

(i)the terms “herein,” “hereof,” “hereby,” “hereunder” and other similar terms refer to this Agreement as a whole and not only to the particular Article, Section or other subdivision in which any such terms may be employed;

(ii)except as otherwise set forth herein, references to Articles, Sections, Schedules, Exhibits and other subdivisions refer to the Articles, Sections, Schedules, Exhibits and other subdivisions of this Agreement;

(iii)a reference to any person shall include such person’s predecessors;

(iv)all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with U.S. generally accepted accounting principles consistently applied;

(v)no consideration shall be given to the captions of the Articles, Sections, Schedules, Exhibits, subdivisions, subsections or clauses, which are inserted for convenience in locating the provisions of this Agreement and not as an aid in its construction;

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED.  THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(vi)examples shall not be construed to limit, expressly or by implication, the matter they illustrate;

(vii)the word “includes” and “including” and their syntactical variants mean “includes, but is not limited to” and “including, without limitation,” and corresponding syntactical variant expressions;

(viii)a defined term has its defined meaning throughout this Agreement, regardless of whether it appears before or after the place in this Agreement where it is defined; and

(ix)the plural shall be deemed to include the singular and vice versa.

(b)The Parties acknowledge that each Party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting Party shall not be used in interpretation of this Agreement.  ADDITIONALLY, NONE OF THE LANGUAGE IN THIS AGREEMENT SHALL BE CONSIDERED BOILERPLATE, STANDARD, OR STOCK LANGUAGE SUCH THAT ANY PROVISION CONTAINED HEREIN IS RENDERED UNENFORCEABLE OR OF NO EFFECT.  IT IS THE INTENT OF THE PARTIES THAT ALL PROVISIONS CONTAINED HEREIN, AND THE AGREEMENT AS A WHOLE, BE OF FULL FORCE AND EFFECT.

ARTICLE 2
TERM AND COMMENCEMENT OF SERVICES

2.1Initial Term.  The initial term of this Agreement (“Initial Term”) commenced on the Original Effective Date. Unless terminated earlier in accordance with express provisions hereof, such Initial Term shall terminate on the fifth (5th) anniversary of *****, 2015.

2.2Renewal Terms.  This Agreement will automatically be extended beyond the Initial Term for a period of ***** ( the “First Option Term”) unless terminated earlier in accordance with the last sentence of this Section 2.2. Thereafter, this Agreement shall automatically extend beyond the First Option Term or the then-current Term for a period of ***** (each, a “Renewal Term”), as the case may be, unless and until either Party provides written notice to the other Party that it wishes to terminate this Agreement at the end of the First Option Term or the then current Renewal Term no later than ***** days prior to the end of the then current Term; provided, the First Option Term and each Renewal Term, if any, shall be extended by the number of days, if any, of Force Majeure claimed pursuant to and in accordance with Section 9.1 hereof.  Notwithstanding the foregoing, this Agreement shall not be extended automatically by the First Option Term in the event the ***** of the ***** is not ***** beyond its initial term and Customer provides written notice to UET of the same at least ***** prior to the end of the Initial Term, in which case this Agreement shall automatically terminate at the end of the Initial Term.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED.  THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

2.3Service Commencement Date.  The “Service Commencement Date” means *****, 2015. UET shall use its best efforts to ensure that the (i) points of ingress and egress to and from the Terminal located within the Terminal are adequate and permit safe and timely operations of carriers and drivers and (ii) Terminal contains sufficient connection facilities, in quality and quantity, and permit safe and timely operations of carriers and drivers.

2.4Termination.  If this Agreement is terminated for any reason, Customer shall remove all ***** from the Terminal (including its pro rata share of the Working Inventory) not later than the effective date of such termination. Upon request from Customer, UET will use commercially reasonable efforts to assist Customer in effecting such removal, at no charge to Customer other than as set forth in this Section 2.4 and other than any out-of-pocket third party costs and expenses reasonably incurred by UET (as evidenced by appropriate documentation in respect of such costs and expense). Following the effective date of such termination, for each day on which Customer ***** remains in the Terminal, Customer shall pay an amount equal to the applicable Base Throughput Fee (as in effect immediately prior to such termination) in accordance with this Agreement, as determined on a pro rata basis (based on a monthly basis, actual number of days elapsed).

ARTICLE 3
FEES

3.1Base Throughput Fee.

(a)The Base Throughput Fee shall be determined on a monthly basis for each month (or portion thereof) during the Term.  The Base Throughput Fee with respect to each such month shall be payable by Customer in arrears.  Customer acknowledges that its obligation to pay the Base Throughput Fee is not contingent upon Customer utilizing any level of Throughput Capacity and, other than the adjustments set forth in this ARTICLE 3, ARTICLE 9 and Exhibit A, the Base Throughput Fee shall not be subject to adjustment.

(b)If, in any month (or portion thereof) during the Term, the Available Capacity is lower than the applicable Monthly Contract Throughput Capacity, then the Base Throughput Fee for such month shall be reduced by the Base Throughput Fee Adjustment Amount corresponding to such month (or portion thereof); provided, however, that, notwithstanding any other provision contained herein to the contrary, any inability on the part of Customer to throughput crude (x) at the Third Party ***** LACTs due to the ***** to the use thereof by any third party customer under any throughput agreement in effect as of the Restatement Date (without giving effect to any amendment or modification thereto or supplement thereof after the Restatement Date) or (y) due to any delays in the construction and placing into service of five (5) LACTs that are under construction at the Terminal as of the Restatement Date shall not, in each case, constitute (i) ***** that UET failed to accept at the Terminal or (ii) ***** that Customer could have tendered at the Terminal and UET would have failed to accept.

3.2Governmental Requirements.  If at any time after the Original Effective Date UET is required by Law to make improvements to all or a portion of the Terminal, UET may

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED.  THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

increase the Base Throughput Fee to recover such costs and expenses, up to an aggregate of $1,000,000.  All such costs and expenses shall be allocated pro rata across all persons then under contract with UET to use the Terminal.  UET shall notify Customer not less than ninety (90) days (or, if not possible due to the required implementation date pursuant to such Law, such shorter period of time) prior to the implementation of any increase under this Section 3.2 of the amount of such increase, the reason for such increase and the method of calculating such increase.  Customer may, at Customer’s sole option, pay the costs and expenses in full within thirty (30) days after receipt of such notice.  If Customer fails for any reason to pay such costs and expenses in full within thirty (30) days after receipt of notice pursuant to this Section 3.2, then such costs and expenses (which amounts shall bear interest at the Interest Rate) shall be evenly divided over the Base Throughput Fee each month for the remainder of the then-current Term.  If costs and expenses hereunder exceed $1,000,000, UET will be responsible for such costs and expenses up to an additional aggregate amount of $1,000,000.  If at any time the costs and expenses attributable to and for the account of UET under this Section 3.2 exceed $1,000,000, then UET may terminate this Agreement upon at least thirty (30) days’ prior written notice to Customer.

3.3Excess Throughput Fee.  For any month during which Customer Tenders and UET accepts any ***** of ***** in excess to the Monthly Contract Throughput Capacity, Customer shall pay UET the Excess Throughput Fee.  Customer shall only Tender Excess Throughput if (i) Customer has the ***** to ***** such Excess Throughput ***** the *****; (ii) Customer has ***** such Excess Throughput in accordance with ***** and UET has agreed to ***** for such Excess Throughput; and (iii) Customer is not otherwise in default under this Agreement.  Notwithstanding anything to the contrary in this Agreement, (i) UET shall not be obligated to reserve Excess Throughput capacity at the Terminal for Customer; (ii) UET’s obligation to receive Excess Throughput pursuant to this Agreement is expressly conditioned on there being sufficient unused excess capacity at the Terminal to accommodate Customer’s request for Excess Throughput in any given month; (iii) Customer shall not have any superior or priority rights whatsoever to nominate Excess Throughput as compared to any third party; and (iv) UET has not granted or promised to grant and shall not grant or promise to grant to any third party (including UET’s affiliates) any superior or priority rights whatsoever with respect to unused excess capacity of or at the Terminal as compared to Customer hereunder.

3.4Electricity Fee.  For each month during which Customer Tenders ***** to UET at the Terminal and until the date the Terminal is connected to and receiving electricity through a local electricity service provider, Customer shall pay the Electricity Fee. For the avoidance of doubt, no Electricity Fee shall be charged to or owed from Customer for ***** Tendered at the Terminal if electricity is connected to the Terminal and UET is receiving such electricity from a local electricity service provider. In addition, no Electricity Fee shall be charged with respect to any month during the Initial Term unless (and only for so long as) the Terminal shall cease to receive electricity through a local electricity service provider.

3.5Renewal Term Fees.  The Renewal Throughput Fee for the First Option Term and any Renewal Term shall be adjusted to reflect the inflation adjustments promulgated annually by FERC pursuant to Section 342.3(d) of Title 18 of the Code of Federal Regulations.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED.  THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

3.6***** Fee.  Beginning on *****, 2017 and at all times thereafter, Customer shall pay to UET a fee equal to ***** ($*****) for each barrel of ***** that is ***** with any other ***** at the Terminal pursuant to Section 4.6 (the “***** Fee”).  For the avoidance of doubt, (i) UET shall not charge the ***** Fee to Customer for ***** conducted prior to *****, 2017, and (ii) Customer shall pay the Base Throughput Fee on all ***** delivered to a ***** (whether delivered prior to or after *****, 2017).

ARTICLE 4
SERVICES

4.1Operation of Terminal.

(a)Commencing on the Service Commencement Date and during and throughout each Term, UET shall make the Contract Throughput Capacity available to Customer for the throughput of Product. UET shall provide personnel with appropriate training and expertise to operate and maintain the Terminal so as to be able to accept Product Tendered by Customer or its agent at the Receipt Point and deliver a substantially equivalent volume of Product at the Delivery Point, as applicable. UET shall operate the Terminal 24 hours a day, seven days a week, every day of the year and shall provide Customer with ***** dedicated ***** and ***** common *****; provided, however, that Customer acknowledges that five (5) LACTs remain under construction at the Terminal as of the Restatement Date and that, after giving effect to the construction of all fifteen (15) LACTs at the Terminal as contemplated by the Terminal’s designs as of the Restatement Date, the Terminal shall have ***** LACTs designated for common use and a third party customer has certain ***** of ***** to use ***** of the ***** common LACTs.  Customer’s sole and exclusive remedies for UET’s failure to accept ***** Tendered by Customer at the Receipt Point (other than due to a willful breach of the Agreement by UET) shall be pursuant to Section 3.1(b) and, notwithstanding anything to the contrary contained herein, in no event shall Customer have the right to reduce any fees (including the Base Throughput Fee) payable hereunder on account of any delays in the completion of the construction, and placing into service, of any LACTs.  In the event that any third party customer has a ***** of ***** to use any common LACTs pursuant to any throughput agreement to which UET is a party as of the Restatement Date (without giving effect to any amendment or modification thereof or supplement thereto after the Restatement Date) (such LACTs, the “Third Party ***** LACTs”), Customer agrees, notwithstanding any other provision contained herein to the contrary, that its use of such Third Party ***** LACTs shall be ***** to the rights of such third party customer to use such Third Party ***** LACTs.

(b)No later than sixty (60) days prior to the Service Commencement Date, UET shall provide Customer with a true and correct copy of the Terminal Policies and Procedures and UET shall provide Customer with copies of all updates, amendments, amendments and restatements and other revisions to such policies and procedures from time to time.

4.2Qualification of Customer’s Truck Operators.  Customer shall obtain the prior written approval of UET of all carriers and drivers operating motor vehicles on behalf of Customer at the Terminal.  Customer shall cause all such carriers and drivers hired or contracted

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED.  THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

by Customer to (a) comply with all laws, rules, and regulations associated with the handling and transportation of *****, and (b) comply with the Terminal Policies and Procedures, including entering into an access agreement in a form substantially similar to Exhibit D hereto, and (c) maintain a policy or policies of insurance as required by Section 12.2, naming UET as an additional insured.  UET may, in its reasonable discretion, prohibit any carrier or driver who fails to comply with the foregoing from accessing the Terminal and UET shall have no liability for refusing to provide any such carrier or driver access to the Terminal.

4.3Scheduling.  Customer shall make nominations to UET in writing on or before 5:00 p.m. (Central Time) on the day that is ***** calendar days ***** the PXP Pipeline System’s nomination deadline for the relevant calendar month (as set forth from time to time on the PXP Pipeline System’s website (http://pipeline.tallgrassenergylp.com or, if no longer publicly available, such other nomination deadline as the Parties shall mutually agree upon) (“Nomination Deadline”).  If the Nomination Deadline falls on a non-Business Day, nominations shall be due on the preceding Business Day.  Nominations will include the total volume in barrels per day to be tendered by Customer or its agent during each day of the applicable month, provided that UET shall have the right but not the obligation to accept nominations for volumes exceeding the Contract Throughput Capacity.  UET has no obligation to accept any volume of Product other than as provided in a nomination prepared in accordance with this Section 4.3.

4.4Demurrage.  Any demurrage charges owed to carriers or drivers operating motor vehicles on behalf of Customer at the Terminal shall be paid by Customer; provided, however, UET shall indemnify and hold harmless Customer from any such demurrage charges arising or resulting from delays caused solely by UET, including without limitation, UET’s obligations pursuant to Sections 2.3(a)(i), 2.3(a)(ii) and 4.1.

4.5Delivery of Product; Comingling of Product.

(a)Crude Oil Tendered that Meets Specifications.  Product received at the Terminal from or on behalf of Customer may be commingled with substantially similar crude oil of other shippers and shall be subject to reasonable changes in quality and other characteristic as may result from such intermixing; provided, such intermixing or commingling of Product shall at all times result in Product that meets the minimum standards set forth in the Specifications.  Customer shall have no recourse against UET for failure to deliver Product meeting the same quality specifications as Product Tendered by Customer and UET’s sole obligation with regard to the quality of any Product shall be to deliver Product meeting the minimum standards set forth in the Specifications.

(b)Indemnity With Respect to Product.  Customer shall be liable for, and shall indemnify and hold UET harmless from, all damages arising from the receipt at the Terminal of any substances other than Product Tendered by or on behalf of Customer ***** the ***** by or on behalf of Customer is *****, by notice to UET, as *****, in which case the ***** of ***** shall govern as to such *****; provided, however, that UET shall be liable for, and shall indemnify and hold Customer harmless from, all damages arising or resulting from acceptance by UET of any ***** on any given day (other than ***** as *****, as to which the ***** of ***** shall *****) to the extent that UET had actual knowledge that such crude oil

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED.  THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

would not meet the Specifications on such day as determined on a volume-weighted average basis for such day.

4.6***** Activities.

(a)***** in General.  Commencing from and after the date that the ***** to be constructed at the Terminal have been placed into service, UET may, from time to time, authorize and conduct ***** operations at the Terminal in accordance with this Section 4.5. All ***** operations at the Terminal shall be conducted under the supervision and control of UET, and UET shall have no obligation any time to conduct any such *****, and may entirely refuse to ***** any such ***** at any time, unless UET determines, in its commercially reasonable discretion, that after giving effect to such ***** the ***** of the ***** the Terminal would be such that UET would be capable of ***** in such *****, and delivering ***** on the *****, that would meet the *****. Subject to the rights in favor of ***** (or its assignee) pursuant to that certain *****, dated as of July ___, 2015, by and among UET and *****, which amends and restates the ***** between such parties dated as of February 5, 2015, UET shall not ***** of the Terminal to deliver ***** without the prior written consent of *****; provided, however, that the ***** of ***** of the ***** on any ***** to ***** that meets, on a *****, the ***** (even if certain ***** on such ***** do not meet the *****) shall not ***** a ***** of the ***** of this *****.

(b)Delivery of *****.  All ***** that is delivered to the Terminal by ***** shall only be delivered through a ***** (as and when available) that enables such ***** to be ***** into ***** or more of *****, ***** (but *****) ***** tanks (each with a shell capacity of approximately ***** barrels) at the Terminal as designated by UET (any such tank, a “*****”). UET shall use commercially reasonable efforts to notify ***** in a timely manner (each such notice, a “***** Notice”) whenever, in UET’s commercially reasonable discretion, there is tank space available in a *****.  The ***** Notice shall specify (i) the overall quality and specifications of the ***** that UET shall permit to be delivered into the ***** and (ii) the quantity of the ***** that may be so delivered by *****, and (iii) the date by which such ***** shall be required to be delivered (if at all) to the Terminal.  UET shall have the right, in its sole discretion, to decline receipt of any ***** that ***** to meet the *****, or fails to be delivered by the date, set forth in the ***** Notice.

(c)***** of ***** with *****; ***** Notices.  Unless ***** shall have given notice of its desire for UET to cease ***** operations, UET shall use its commercially reasonable efforts from time to time to ***** held in the ***** (in such amounts as UET shall determine) with ***** in ***** tanks whenever UET determines, in its commercially reasonable discretion, that after giving effect to such ***** the overall ***** of the ***** in the ***** would be such that UET would be capable of storing ***** in such *****, and delivering ***** on the *****, that would meet the *****.

(d)***** Notices.  Following the ***** of any ***** on a specific day, UET shall provide notice to Customer of the amount of ***** so ***** with other ***** on such day (each such notice, a “***** Notice”).  Each ***** Notice shall be delivered not later than ***** Business Days following the day of the ***** activity as to which such notice shall relate.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED.  THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(e)Indemnity Arising out ***** Activities.  Customer shall be liable for, and shall indemnify and hold UET harmless from, all damages arising from the receipt into any ***** of any substance delivered by or on behalf of ***** other than ***** that meets the ***** therefor as set forth in the applicable ***** Notice.  UET shall be liable for, and shall indemnify and hold ***** harmless from, all damages arising or resulting from (i) the acceptance by UET of any ***** delivered on any given day that was designated as ***** to the extent that ***** had actual knowledge that such ***** would not meet the ***** for such ***** as set forth in the applicable ***** Notice as determined on a ***** for such day and (ii) any ***** in any ***** failing to meet the ***** as a result of the ***** of ***** from the ***** with the ***** in the *****.

4.7Testing and Measurement.

(a)UET shall install custody transfer meters at each Receipt Point and, in addition to those installed by Tallgrass Pony Express Pipeline, LLC at the Northeast Colorado Lateral, UET shall also install custody transfer meters at the Delivery Point.  All such meters shall be certified as compliant with API standards no less often that once every twelve calendar (12) months.  UET shall provide Customer with copies of such certification at Customer’s request.  If Customer believes that any custody transfer meter used to measure the quality and volume of ***** received, stored or delivered hereunder is inaccurate, Customer may request that UET have such meter tested by a third party authorized to certify the accuracy of such meters under applicable Law.  If such meters are out of compliance with API standards, then (i) such meters shall be brought into compliance with API standards, (ii) the cost of testing and bringing such meter into compliance shall be borne by UET, and (iii) UET shall make an adjustment on the immediately following invoice correcting for the measurements of ***** (as the case may be) received, stored and delivered hereunder from the time such meter became inaccurate, or if such time is unknown, the date that is half way between the date of the last certification of such meter and the date on which such meter is restored to compliance with API standards.  If any such test at the request of Customer demonstrates that any such meter is in compliance with API standards, the cost of such test shall be borne by Customer.

(b)All measurements of ***** under this Agreement shall be in accordance with the API Manual of Petroleum Measurement Standards, as amended from time to time, and otherwise consistent with prevailing industry standards.  The Parties shall use commercially reasonable efforts to use the same Independent Inspector for the Term.  The Party required to conduct or requesting such inspection shall cause the Independent Inspector to issue a certificate setting forth the quality analyses and the quantity of ***** inspected and measured (“Inspector’s Certificate”).  Absent fraud or manifest error, the Inspector’s Certificate shall be final and binding on the Parties.

(c)At the reasonable request by a Party from time to time during the Term, the quantity and quality of the ***** received and delivered pursuant to this Agreement shall be determined by an independent inspector mutually acceptable to the Parties (the “Independent Inspector”), which charges shall be assumed as follows: (a) in the event the certificate of analysis issued by the Independent Inspector is substantially similar (i.e., within a plus or minus variance of not greater than *****%) to the analysis determined by UET, then such charges shall be

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED.  THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

assumed by Customer or (b) in the event the certificate of analysis issued by the Independent Inspector is not substantially similar (i.e., within a plus or minus variance of not greater than *****%) to the analysis determined by UET, then such charges shall be assumed by UET.  The quantity and quality of ***** received into or delivered from the Terminal shall be determined by the custody transfer meters.  Customer and UET shall test and calibrate their respective meters at maximum intervals of six (6) months, or more often as found necessary (or as required by federal, state or local authorities), in accordance with approved methods and applicable industry standards.  All measurements shall be in accordance with API standards.  All quantities, however measured, shall be corrected to 60 degrees Fahrenheit, using Table No. 6 of the ASTM-IP Petroleum Measurement Table Designation D-1250-80 for light refined oil and residual fuel products, as amended from time to time, or the applicable volume correction table for Refined Petroleum Products.

(d)For the avoidance of doubt, the terms of this Section 4.67 shall apply to deliveries under Section 2.4.

4.8Spills and Environmental Pollution.

(a)Beginning on the Original Effective Date and until the termination or expiration of this Agreement and with regards to the Terminal, in the event of any Release of, or other environmental pollution caused by, Customer’s product occurring at the Terminal which could reasonably be expected to result in a material liability to UET or the Customer, UET shall take such Response as is required by Law (including Environmental Law), including undertaking measures to prevent or mitigate resulting pollution damage to the extent required by Law. Even if not required by Law (including Environmental Law), UET may, in its sole discretion, nevertheless determine to undertake such measures to mitigate pollution damage as deemed appropriate or necessary by UET or as required by any Governmental Authority. UET shall notify Customer as soon as practicable of any such operations and shall perform such operations in accordance with all applicable Law (including Environmental Law). Customer covenants that it shall reimburse UET with respect to any costs relating to a Response necessary to abate, mitigate, address, or prevent any Release of, or other environmental pollution caused by, any Product, crude oil or other substance tendered by Customer to UET to the extent that such Release is caused by the acts or omissions of Customer or its employees or agents (including its carriers).

(b)UET covenants that it shall:

(i)Promptly (and in any event within forty-eight hours) report to Customer any material incident or discovery of any material incident involving a Release of Customer’s ***** occurring at the Terminal which is required to be reported to the state of Colorado under applicable Law as in effect on the Original Effective Date, whether or not such Release was caused by UET; and

(ii)If requested in writing by Customer, provide a written follow-up report to Customer within five (5) Business Days of such written request that describes such Release of Customer’s *****, including the substance and volume released, any Responses

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED.  THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

undertaken or planned and, if necessary and required by Law, proposed measures to prevent a re-occurrence of the event (it being understood that such written follow-up report may take the form of a copy of relevant report(s) required to be submitted to Governmental Authorities by applicable Law).

4.9Non-Discrimination.  UET shall not materially discriminate against Customer in favor of any UET affiliate or other third party in UET's performance of its obligations and exercise of discretion under Sections 3.3, 4.2, 4.3 and 4.5 of this Agreement.

ARTICLE 5
WORKING INVENTORY

5.1Working Inventory.  Customer has the obligation to deliver its pro-rata share of Working Inventory into the Terminal.  The amount of Customer’s pro rata share of Working Inventory will be adjusted annually based on Customer’s pro rata portion of the total Throughput Capacity of the Terminal. Customer acknowledges that such Customer’s pro rata share of Working Inventory shall not be redelivered to the Delivery Point until the termination of this Agreement, unless otherwise agreed to in writing by the Parties.  Title to Customer’s pro rata share of Working Inventory shall remain with Customer. Nothing in this Section 5.1 shall limit UET’s rights or remedies under applicable Law, including, without limitation, UET’s right to exercise its warehouseman’s lien in accordance with applicable Law.

ARTICLE 6
TITLE; RISK OF LOSS; PRODUCT GAIN AND LOSS

6.1Title.  Title to ***** shall always remain with Customer.  UET agrees that so long as any ***** delivered by Customer remains in UET’s possession or control (or in the possession or control of UET’s agents or bailees), UET shall hold such ***** as bailee for Customer. Nothing in this Section 6.1 shall limit UET’s rights or remedies under applicable Law, including, without limitation, UET’s right to exercise its warehouseman’s lien in accordance with applicable Law.

6.2Risk of Loss.  UET shall be liable for ***** equal to or greater than *****% of all receipts into the Terminal from Customer and UET’s other customers during the month, except for losses or damage caused by the actions of Customer or Customer’s employees, agents, authorized representatives or contractors (excluding UET); provided, Customer and its employees, agents, authorized representatives and contractors (excluding UET) shall not be responsible or otherwise liable where such losses or damage are caused by the gross negligence or willful misconduct of UET or its employees, agents, authorized representatives or contractors.  UET’s liability for any loss of or damage to Product shall be limited to payment for lost or damaged Product or replacement in kind, at UET’s option, and Customer waives all other remedies it may have arising from any such loss of or damage to Product; provided, any such payment or replacement in kind shall be made or effected by UET as soon as practicable but in any event no later than the last day of the month immediately following the month in which any such loss of or damage to Product occurs.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED.  THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

6.3Monthly Accounting.

(a)No later than the twentieth (20th) of each month, UET shall provide Customer a ***** setting forth for the ***** (i) all Product ***** from or ***** of Customer, (ii) all ***** to the ***** for Customer, (iii) the *****, and (iv) the *****.

(b)The “*****” shall be determined in accordance with the following:

***** Where:
*****	*****
*****	*****
*****	*****
*****	*****
*****	*****

The ***** of one month shall be the ***** for the following month.

(c)Customer’s share of the ***** (“*****”) shall be calculated as:

***** Where:
*****	*****
*****	*****
*****	*****

(i)If the ***** is *****, UET shall, at its election, (A) ***** Customer (or ***** Customer on its *****) an amount ***** to the ***** of (x) ***** multiplied by the *****, or (y) ***** or (B) return to Customer, at UET’s *****, an ***** that represents the ***** of such ***** as calculated in accordance with the foregoing clause 6.3(c)(i)(A).

(ii)If the ***** is *****, Customer ***** UET the ***** multiplied by the *****.

ARTICLE 7
INVOICING AND PAYMENT

7.1Invoicing.  No later than the twentieth (20th) of each month, UET shall provide Customer an invoice setting forth the volume of ***** received for Customer during the previous calendar month at the Terminal and all fees due hereunder with respect to the previous calendar month.

7.2Payment.  The undisputed portion of each invoice shall be due and payable on the later of (i) the twentieth (20th) of the month and (ii) fifteen (15) days after Customer receives such invoice.  Payments shall be made via wire transfer in accordance with the payment information set forth on Exhibit C or to such other accounts as UET and Customer may designate

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED.  THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

in accordance with the notice provisions of Section 14.6.  Notwithstanding the foregoing, if the date on which a payment is due is not a Business Day, then payment shall be due on the next Business Day.

7.3Interest.  Any amount not paid when due shall bear interest at the Interest Rate from the original due date until paid.  Any amount overpaid when due shall bear interest at the Interest Rate from the original payment date until repaid.

7.4Disputed Payments.  If the receiving Party in good faith reasonably disputes an invoice, it shall provide a written explanation specifying in detail the basis for the dispute and pay any undisputed portion no later than the due date.  If any amount disputed by the receiving Party is subsequently determined to be due, it shall be paid within two (2) Business Days along with interest accrued at the Interest Rate from the original due date until the date paid.  If after such determination any Party fails to pay amounts under this Agreement when due, in addition to any other rights and remedies provided in this Agreement, the aggrieved Party shall have the right to: (i) suspend performance under this Agreement until such amounts plus interest at the Interest Rate have been paid, and/or (ii) exercise any remedy available at law or in equity to enforce payment of such amount plus interest at the Interest Rate.

7.5Netting and Setoff.  If, under this Agreement, the Parties are required to pay each other any amount in the same month, then such amounts with respect to each Party shall be aggregated and the Parties shall discharge their obligations to pay through netting, in which case the Party, if any, owing the greater aggregate amount shall pay to the other Party the difference between the amounts owed.  Unless the Party benefiting from Performance Assurance notifies the other Party in writing all amounts netted pursuant to this Section 7.5 shall not take into account or include any Performance Assurance that may be in effect to secure a Party’s performance under this Agreement.  Each Party reserves to itself all rights, setoffs, counterclaims, combination of accounts, liens and other remedies and defenses that such Party has or may be entitled to (whether by operation of law or otherwise).  The obligations to make payments under this Agreement may be offset against each other, set off or recouped therefrom.

7.6Auditing and Inspections.  Each Party shall maintain accurate records relating to this Agreement.  Such records shall be retained for a period of at least twelve (12) months after expiration or termination of this Agreement.  Each Party (and its representatives) shall have the right, at its sole expense, during normal working hours, upon reasonable advance notice (such notice to be given not less than 72 hours in advance) and without materially disrupting the Terminal’s operations, to examine the records of UET (but only to the extent reasonably necessary to verify the accuracy of any statement, charge or computation made) and to conduct physical inspections and verifications of the ***** handled pursuant to this Agreement and to witness the rendering of Terminaling Services. If any such inspection, examination or verification reveals any inaccuracy in any statement, the necessary adjustments in such statements and the payments thereof shall be made promptly and shall bear interest calculated at the Interest Rate from the date the overpayment or underpayment was made until paid; provided, however, that no adjustment for any statement or payment will be made unless objection to the accuracy thereof was made in writing prior to the lapse of twelve (12) months from the receipt

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED.  THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

thereof; and provided further, that for the purpose of such statement and payment objections, this Section 7.6 shall survive any termination of this Agreement.

ARTICLE 8
FINANCIAL INFORMATION AND ADEQUATE ASSURANCE

8.1Financial Information.  If requested by a Party, the other Party shall deliver (i) within one hundred twenty (120) days following the end of each fiscal year, a copy of its annual report (and the annual report of any entity referenced with respect to it in the definition of Material Adverse Change) containing audited consolidated financial statements for such fiscal year; and (ii) within sixty (60) days after the end of each of the first three fiscal quarters of each of its fiscal years, a copy of the quarterly report containing unaudited consolidated financial statements for such fiscal quarter for such entity; provided, however, that in each case (x) so long as a Party’s financial statements are consolidated with those of a direct or indirect parent, such Party may instead deliver the consolidated financial statements of such parent and (y) a Party shall not be obligated to deliver financial statements hereunder to the extent that its financial statements (or, in the circumstance described in clause (x), the financial statements of a Party’s relevant direct or indirect parent) are generally available to the public.  In all cases the statements shall be for the most recent accounting period and prepared in accordance with generally accepted accounting principles.

8.2Performance Assurance.  Should either Party have reasonable grounds to believe that the other Party has suffered a Material Adverse Change, then the dissatisfied Party (the “Exposed Party”) may provide the other Party (the “Non-Exposed Party”) with written notice requesting Performance Assurance hereunder and stating with particularity the basis of such request.  Upon receipt of such notice, a Party shall have thirty (30) days to provide such Performance Assurance to the Exposed Party (or, if such Non-Exposed Party timely disputes such notice of Material Adverse Change, thirty (30) days following the resolution of such dispute if such resolution requires such Performance Assurance to be so delivered).  In the event the Non-Exposed Party fails to: (i) dispute in good faith the notice of Material Adverse Change by the Exposed Party by delivering notice of dispute within thirty (30) days of receipt of the notice from the Exposed Party; or (ii) provide Performance Assurance within thirty (30) days of receipt of the Exposed Party’s notice requesting such Performance Assurance (or within thirty (30) days following resolution of such dispute, as provided herein), then an Event of Default shall be deemed to have occurred and the Exposed Party shall be entitled to the remedies set forth in ARTICLE 10 of this Agreement. Notwithstanding anything to the contrary contained in this Agreement, in the event that UET shall be required at any time to provide Performance Assurance pursuant to any provision hereof, the maximum amount of such Performance Assurance required to be delivered (or maintained) hereunder at any time shall not exceed $1,000,000.

ARTICLE 9
FORCE MAJEURE

9.1Effect of Force Majeure.  If because of Force Majeure either Party is rendered wholly or partially unable to carry out its obligations under this Agreement, and if such Party

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promptly gives the other Party written notice of such Force Majeure (including the event giving rise to the event of Force Majeure; the extent known or ascertainable, the obligations which may be or have actually been delayed or prevented in performance and the estimated period during which such performance may be suspended or reduced; and the particular actions the affected Party will take or has taken to ensure full resumption of normal performance hereunder), the obligations and liabilities of the Party giving such notice and the corresponding obligation of the other Party shall be suspended to the extent made necessary by and during the continuance of such Force Majeure; provided, however, that the Party claiming Force Majeure shall use its commercially reasonable efforts to eliminate the cause or effect of Force Majeure as soon as and to the extent possible, except that labor disputes or strikes shall be settled at the sole discretion of the Party affected.  To the extent possible, the Parties shall utilize good faith efforts to minimize the adverse effects of a Force Majeure.  For the avoidance of doubt, Customer shall not be required to make Base Throughput Fee payments corresponding to Terminal capacity unavailable to Customer as a result of an event of Force Majeure, for as long as such Force Majeure is in effect, and the Base Throughput Fees during such period shall be reduced accordingly.

9.2Pro Rata Allocation.  If UET claims Force Majeure and is unable to meet all of its obligations hereunder, then all services provided by UET at the Terminal during the continuation of such Force Majeure shall be allocated on a pro rata basis.

ARTICLE 10
DEFAULT AND REMEDIES

10.1Events of Default.  An event of default with respect to a Party (the “Defaulting Party”) shall mean any of the following (each an “Event of Default”):

(a)The failure of such Party to pay any amount when due, other than identified as a separate Event of Default pursuant to this Section 10.1, and such failure is not remedied within ten (10) Business Days after receipt of written notice thereof; provided such amount is not subject to good faith dispute; and provided further, that such good faith dispute shall not relieve a Party of the obligation to timely pay the undisputed portion of such amount;

(b)If such Party fails to provide Performance Assurance as required by Section 8.2;

(c)Such Party shall be subject to a Bankruptcy Proceeding;

(d)Any representation or warranty made by a Party herein shall prove to be untrue in any material respect when made, or deemed repeated;

(e)The occurrence of a Material Adverse Change with respect to the Defaulting Party; provided such Material Adverse Change shall not be considered an Event of Default if the Defaulting Party establishes and maintains, for so long as the Material Adverse Change is continuing, Performance Assurance with the Non-Defaulting Party in an amount equal

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to the Early Termination Payment that would be owed to the Non-Defaulting Party if an Event of Default were otherwise to occur under this Section 10.1; and

(f)The failure of the Defaulting Party to comply with any other material obligations under this Agreement where such failure continues uncured in all material respects for thirty (30) days after receipt of written notice thereof; provided, that if the Defaulting Party shall have failed to remedy in all material respects such non-compliance within such thirty (30) day period, the cure period shall be extended for an additional period reasonably necessary to remedy such failure (not to exceed sixty (60) days), subject to the condition that during the entire period, the Defaulting Party shall diligently pursue a remedy for the failure, and, in the event UET is the Defaulting Party, UET remains capable of rendering the Terminal Services during such additional period.

10.2Early Termination.  If an Event of Default with respect to a Defaulting Party shall have occurred and be continuing (subject to the cure periods specified in Section 10.1), the other Party (the “Non-Defaulting Party”) shall have the right to designate a day, no earlier than the day such notice is effective and no later than twenty (20) days after such notice is effective (the “Early Termination Date”), to terminate the Agreement and accelerate all amounts owing between the Parties, which shall include, in the event that Customer is the Defaulting Party, an amount equal to the Base Throughput Fee for the remaining Term (without giving effect to early termination of this Agreement on account of such Event of Default).

10.3Suspension of Performance.  Notwithstanding any other provision of this Agreement, if an Event of Default shall have occurred and be continuing, the Non-Defaulting Party, upon written notice to the other Party, shall have the right to do any or all of the following: (i) to suspend performance hereunder; (ii) to suspend payments due to the other Party hereunder; and (iii) to the extent an Event of Default shall have occurred and be continuing, to exercise any remedy available at law or in equity to the extent such remedy is not otherwise limited by this Agreement.

10.4Continuing Duty to Mitigate.  In the event performance and/or payment is suspended under Section 10.3 or an Early Termination Date is designated under Section 10.2, the Non-Defaulting Party shall have an obligation to mitigate, through commercially reasonable efforts, any damages caused by the Defaulting Party.

ARTICLE 11
INDEMNIFICATION; LIMITATION OF LIABILITY

11.1UET Indemnification.

(a)UET shall defend, indemnify and hold harmless Customer and its affiliated and subsidiary companies and their respective officers, managers, employees and agents (“Customer Indemnified Parties”) from and against any and all claims, demands, losses, damages, costs, actions, suits, liabilities, environmental responsibility costs, judgments, and expenses (including, but not limited to, attorneys’ fees and court costs and the cost of any Response) and assessments that may be asserted against or incurred by a Customer Indemnified

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Party, that arise out of any negligent or intentional actions or omissions of UET or UET’s employees or agents (i) in the performance of this Agreement or (ii) otherwise in connection with the transactions or activities contemplated by this Agreement.

(b)Without limiting the above-described indemnities, UET shall defend, indemnify and hold harmless each Customer Indemnified Party from and against any Liabilities (including natural resources damages, personal injury and property damages, civil and criminal fines and/or penalties and defense costs, expenses including reasonable attorneys’ fees and disbursements, and the costs of any Response) under any applicable Environmental Law (including the Resource Conservation and Recovery Act, 42 U.S.C. §§6901 et seq., CERCLA, and any applicable state law equivalents, or any successor statutes thereto) resulting from operations (including loading and unloading activities) at the Terminal, except to the extent such Liabilities are caused by any Customer Indemnified Party or any Customer Indemnified Party’s (i) bad faith, willful misconduct or negligence, or (ii) failure to comply with this Agreement (including in respect of any ***** of ***** or other ***** not meeting the *****, in the case of *****, or other ***** hereby, in the case of *****).

11.2Customer Indemnification.  Customer shall defend, indemnify and hold harmless UET and its affiliated and subsidiary companies and their respective officers, managers, employees and agents (“UET Indemnified Parties”) from and against any and all claims, demands, losses, damages, costs, actions, suits, liabilities, environmental responsibility costs, judgments, and expenses (including, but not limited to, attorneys’ fees and court costs and the cost of any Response) and assessments that may be asserted against or incurred by a UET Indemnified Party, that arise out of any negligent or intentional actions or omissions of Customer or Customer’s employees or agents (i) in the performance of this Agreement or (ii) otherwise in connection with the transactions or activities contemplated by this Agreement.

11.3LIMITATION OF LIABILITY.  NOTWITHSTANDING THE FOREGOING, NO PARTY SHALL BE LIABLE TO ANY OTHER PARTY FOR LOSS OF PROFITS, INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES RESULTING FROM THE BREACH OF THIS AGREEMENT EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBLE EXISTENCE OF SUCH DAMAGES, PROVIDED THAT THE FOREGOING LIMITATION SHALL NOT APPLY TO ANY SUCH DAMAGES CLAIMED BY OR AWARDED TO A THIRD PARTY OR TO THE ACCELERATED BASE THROUGHPUT FEE PAYABLE PURSUANT TO SECTION 10.2 (TO THE EXTENT THIS SECTION 11.3 WOULD OTHERWISE EXCLUDE THE RECOVERY OF SUCH ACCELERATED FEE or any indirect or incidental damages incurred by a party based on any duty to mitigate hereunder, including pursuant to Section 10.4 or 4.8(A) hereof).

ARTICLE 12
TAXES AND INSURANCE

12.1Taxes.  Customer shall pay any and all taxes, assessments or charges levied on the ***** covered herein, as applicable, including property taxes on the inventory owned by

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Customer.  UET shall pay any and all taxes, assessments or charges levied on the Terminal (real property and /or personal property tax) or services performed.

12.2Insurance.  Each Party shall maintain or shall cause to be maintained, in full force and effect throughout the term of this Agreement, at its sole cost and expense, the insurance described below, with coverages and limits at levels customary in the industry for performing work, activities, operations and services similar to those to be performed as described in this Agreement but at levels not less than the minimums indicated.  A certificate of insurance evidencing such coverage on behalf of each Party shall be provided to the respective requesting Party upon written request:

(a)Worker’s Compensation.  Each of the Parties shall obtain worker’s compensation insurance covering each of their respective operations and work being performed pursuant to this Agreement which shall apply to all of its employees and its related parties, including borrowed servants, alternate and statutory employees, in accordance with the benefits afforded by the statutory Worker’s Compensation Acts applicable to the state, territory or district of hire, supervision or place of accident.  Policy limits for worker’s compensation shall not be less than statutory limits and for employer’s liability one million dollars ($1,000,000) each accident, one million dollars ($1,000,000) disease each employee, and one million dollars ($1,000,000) disease policy limit.

(b)Commercial General Liability Insurance.  Commercial general liability insurance applicable to each respective Party’s operations under this Agreement including bodily injury, death, property damage, independent contractors, products/completed operations, sudden and accidental pollution, contractual, and personal injury liability, with a limit of one million dollars ($1,000,000) per occurrence and in the annual aggregate.

(c)Automobile Liability.  Commercial and business automobile insurance covering owned, hired, rented, and non-owned automotive equipment with a limit of one million dollars ($1,000,000) per accident.

(d)Excess Umbrella Liability.  Excess umbrella liability insurance coverage in excess of the terms and limits of insurance specified in (b) and (c) above with a combined limit of ten million dollars ($10,000,000) per occurrence and annual aggregate.

(e)Pollution Liability.  Pollution liability insurance covering both third party bodily injury and property damage (inclusive of both first party and third party on-site and off-site clean up costs) as well as transportation of cargo extension and coverage for non-owned disposal sites, and civil fines and penalties and punitive damages where allowable by Law with a limit of ten million dollars ($10,000,000) per occurrence and annual aggregate.

(f)If a Party sub-contracts or the Parties, jointly or collectively, sub-contract any part of the operations, work or services to be performed under this Agreement, then the sub-contracting Party or Parties shall use reasonable commercial efforts to require each of its respective contractors to maintain insurance substantially equivalent to the insurance required to be provided, carried and maintained by the Parties herein and further may be specified in any

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specific contractor construction or service (“C&S”) agreements with the respective Party’s applicable contractors.  In addition, if not covered in said contractor C&S agreements, require respective contractors to name the Parties as additional insureds but only with respect to the respective contractor’s work, operations and/or responsibilities being performed pursuant to this Agreement and said contractor C&S agreements.  Upon request by one Party, each other Party shall have its respective contractors furnish the same evidence of insurance required of the Parties herein.

(g)In such instances where the Parties have been added as an additional insured on independent contractor’s and/or sub-contractor’s policies, the independent contractor’s or sub-contractor’s insurance shall be deemed primary insurance to that of the respective Party’s insurance.

(h)The maintenance by each Party of the insurance described above shall not relieve such Party from any liability or obligation to any other Party under this Agreement.  The failure of a Party or that Party’s contractors to obtain and maintain the insurance coverage required herein shall not relieve such Party of any obligations or liabilities set forth in or arising from this Agreement.  Provided, further, the denial of coverage by any insurance carrier of a Party or its contractors shall not relieve such Party from any liability or obligation to the respective Parties under this Agreement.

(i)Reimbursement for Insurance Policies.  All insurance premiums, self-insurance claim expenses, deductibles, self-insurance retention costs, captive reinsurance or fronting arrangements, and similar self-funded programs applicable to the insurance policies described in this Agreement shall be the sole responsibility of the respective Party’s account.

(j)Insurance policies (other than the pollution liability policy) maintained by each Party hereunder shall include a waiver of subrogation in favor of the other Parties and their related parties.

ARTICLE 13
INDEPENDENT CONTRACTOR

13.1In performing the services and its obligations pursuant to this Agreement, UET is acting solely as an independent contractor maintaining complete control over its employees and operations.  No Party is authorized to take any action in any way whatsoever for or on behalf of the other Party, except as may be necessary to prevent injury to persons or property, or, to contain, reduce or clean up any spills that may occur.

ARTICLE 14
MISCELLANEOUS

14.1Confidentiality.  No Party shall disclose, without the prior written consent of the other Party, Confidential Information to a third party (other than a Party’s and its affiliates’ employees, officers, directors, members, or managers, and their respective lenders, legal counsel, or accountants, and contractors, subcontractors and agents who have a legitimate need to know

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such Confidential Information, in each case who have agreed or are otherwise obligated to keep such Confidential Information confidential) except in order to comply with any applicable law, order, regulation or exchange rule; provided that, to the extent legally permissible, the Party subject to the disclosure obligation shall promptly notify the other Party of any proceeding of which it is aware that may result in disclosure of such Confidential Information and shall use commercially reasonable efforts to prevent or limit such disclosure.  Each Party shall treat Confidential Information with no less care than that used to treat its own confidential information, which in no event shall be less than reasonable care.

14.2Governing Law.  THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT WOULD RESULT IN THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT BEING SUBJECT TO THE LAW OF ANOTHER JURISDICTION.  ANY SUIT BROUGHT RELATING TO THIS AGREEMENT SHALL BE BROUGHT IN THE COURTS OF THE UNITED STATES FOR THE DISTRICT OF COLORADO OR, TO THE EXTENT FEDERAL JURISDICTION IS NOT PERMITTED, COURTS OF THE STATE OF COLORADO SITTING IN DENVER.  Each of the Parties hereto irrevocably and unconditionally waives any objection to the laying of venue in Denver, Colorado and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any court that any such suit brought in such court has been brought in an inconvenient forum.

14.3Waiver of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

14.4Assignment.  Neither Party shall assign this Agreement or its rights hereunder without the prior written consent of the other Party, which, consent shall not be unreasonably withheld or delayed.  Upon any assignment made in compliance with this Section 14.4, this Agreement shall inure to and be binding upon the successors and assigns of the assigning Party.  Notwithstanding the foregoing, either Party may, without consent (and without relieving itself from liability hereunder), (i) transfer, pledge, or assign this Agreement as security for any financing with financial institutions; (ii) transfer or assign this Agreement to an Affiliate; or (iii) transfer or assign this Agreement to any entity succeeding to all or substantially all of the assets of the assigning Party, provided that, in the case of any assignment pursuant to Section 14.4(ii) or (iii) above, (1) such assignee’s creditworthiness shall be equal to or greater than that of the assignor; and (2) prior to any such assignment, the assignee shall agree in writing to be bound unconditionally by the terms and conditions of the this Agreement.  In the event of an assignment pursuant to Section 14.4 above, the non-assigning Party shall reasonably cooperate with the assigning Party and the assignee financing institution, including, but not limited to, executing such consents to assignment as may be reasonably requested.  Any assignment in violation of this Section 14.4 shall be voidable at the sole discretion of the non-assigning Party.

14.5Waivers and Remedies.  The failure of either Customer or UET to insist in any one or more instances upon strict performance of any of the provisions of this Agreement or to

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take advantage of any of its rights hereunder shall not be construed as a subsequent waiver of any provisions or the relinquishment of any rights for the future.  Unless specifically provided otherwise in this Agreement, the rights and remedies provided by this Agreement are cumulative, and the use of any one right or remedy by a Party shall not preclude or waive its right to use any or all other remedies.  Rights and remedies hereunder are given in addition to any other rights a Party may have by law or in equity unless provided otherwise in this Agreement. No waiver of any provision, Schedule, Exhibit or Annex of or to this Agreement, and no consent to any departure by any Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Parties, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

14.6Notices.  Notices under this Agreement will be considered properly given only when delivered by a nationally recognized overnight carrier, return receipt requested, with postage prepaid, or sent by email, facsimile or telex, with confirmed receipt thereof, and addressed as set forth in Exhibit C or to any addresses as may hereafter be designated by like notice.  Notice given by email or facsimile will be effective upon actual receipt if received during the recipients normal business hours, or at the beginning of the recipient’s next Business Day after receipt if not received during the recipients normal business hours; provided that notices by email or facsimile are confirmed promptly after transmission by delivery to the recipient of a copy thereof in writing by certified mail or personal delivery.

14.7Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

14.8Entirety of Agreement.  This Agreement, including any exhibits hereto, amends and restates the Original Throughput Agreement in its entirety on the terms and conditions as set forth herein and constitutes the sole and entire agreement among the Parties with respect to its subject matter and all other matters contained herein, superseding all prior negotiations, statements, representations, correspondence, offers, discussions, agreements, and understandings relating to this transaction.

14.9Amendments.  This Agreement may not be modified or altered orally or in any manner other than by an express agreement in writing signed by all persons or entities that are Parties to this Agreement at that time.  This Agreement and the terms and conditions contained herein shall apply to and are binding upon the legal representatives, successors, and assigns of the Parties.

14.10Currency.  All monetary amounts set forth herein are based on United States Dollars.

14.11Survival on Termination.  The Parties acknowledge and agree that any rights of a Party arising under this Agreement prior to its termination or expiration, including but not limited to a right to indemnification with respect to any matter and the limitation of liability set forth herein, shall survive the termination or expiration of this Agreement.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED.  THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

14.12Savings Clause.  If any article, section, phrase or portion of this Agreement is, for any reason, held or adjudged to be invalid, illegal or unenforceable by any court of competent jurisdiction, such article, section, phrase, or portion so adjudged will be deemed separate, severable and independent and the remainder of this Agreement shall remain in full force and effect and shall not be invalidated or rendered illegal or unenforceable or otherwise affected by such adjudication, provided that the basic purpose of this Agreement and the benefits to the Parties are not substantially impaired.

14.13Headings.  Headings of articles, sections and subsections of this Agreement are inserted for convenience of reference only; they constitute no part of this Agreement and are not to be considered in the construction or interpretation of this Agreement.

14.14No Third-Party Beneficiaries.  This Agreement is not intended to confer any rights or benefits on any persons other than the Parties, and all third party beneficiary rights are expressly denied.

14.15Costs and Expenses.  Except as otherwise provided herein, each Party shall bear its own costs and expenses, including but not limited to, attorney’s fees incurred in connection with this Agreement.

14.16Conflict.  Any conflict between any term or condition of this Agreement and any term or condition of its ancillary agreements, shall be resolved in favor of this Agreement.

14.17Representations.  Each Party represents and warrants to the other Party that: (i) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation; (ii) the execution, delivery and performance of this Agreement is within its powers, have been duly authorized by all necessary action and do not violate any terms and conditions in its governing documents, any contracts to which it is a party or any law applicable to it; (iii) this Agreement constitutes its legally valid and binding obligation enforceable against it in accordance with its terms, subject to any equitable defenses; (iv) there are no bankruptcy proceedings being contemplated by it or, to its knowledge, threatened against it; (v) there are no legal proceedings pending or, to its knowledge, threatened against it that, if unfavorably resolved, would materially adversely affect its ability to perform its obligations under this Agreement; and (vi) it has knowledge and experience in financial matters and the oil and gas industry that enable it to evaluate the merits and risks of entering into this Agreement; and (vii) it is entering into the Agreement as a principal and not as an agent for any party.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the Effective Date.

UET Midstream, LLC		United Energy Trading, LLC
By: United Energy Trading, LLC, Its: Sole Class A Member

By:	/s/ Thomas Williams	By:	/s/ Thomas Williams
	Name: Thomas Williams		Name: Thomas Williams
	Title: President		Title President

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EXHIBIT A
TRANSACTION SPECIFICATIONS

1.Receipt Points

a.	Up to ***** bpd via the interconnection between Whiting’s gathering system and the Terminal.
b.	Up to ***** bpd via ***** dedicated truck ***** and ***** common truck *****.

2.Delivery Point

a.	The interconnection between the Terminal and the PXP Northeast Colorado Lateral connecting to the Terminal.

3.Contract Throughput Capacity

a.	***** Barrels per day, ratably, during the first year of the Agreement
b.	***** Barrels per day, ratably, during the second year of the Agreement
c.	***** Barrels per day, ratably, during the third year of the Agreement
d.	***** Barrels per day, ratably, during the fourth year of the Agreement
e.	***** Barrels per day, ratably, during the fifth year of the Agreement
f.	***** Barrels per day, ratably, during any Renewal Term

4.Base Throughput Rate

a.	Initial Term - $***** per Barrel.

5.Renewal Term Throughput Rate

a.	$***** per barrel plus the Electricity Cap

6.Excess Throughput Rates

a.	Initial Term = $***** per Barrel
a.	Renewal Term = $***** per Barrel plus the Electricity Cap

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EXHIBIT B
SPECIFICATIONS

Measurement Interval:   quality shall be assessed on the volume-weighted average of all Customer deliveries for a given business day.

Max Sulfur:	.5 wt %
Gravity:	34° to 42° API
Max Viscosity:	thirty centistokes
Max Reid Vapor Pressure:	9 psi
Basic Sediment, Water and Other Impurities:	.5% total and .3% water
Max H2S Content	Maximum allowable by the PXP Pipeline System

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EXHIBIT C
NOTICES AND PAYMENT

If to UET
Notices:	Operations/Scheduling:
UET Midstream, LLC 225 Union Boulevard, Ste. 200 Lakewood, CO 80228 Attention: General Counsel Phone: ##### Facsimile: #####	UET Midstream, LLC 225 Union Boulevard, Ste. 200 Lakewood, CO 80228 Attention: Scheduling Phone: ##### Facsimile: #####
Payments:	Wire Payments:
UET Midstream, LLC 919 South 7th Street, Ste. 405 Bismarck, ND 58504 Attention: Joslyn Braun Phone: ##### Facsimile: #####	BNC National Bank 322 East Main Bismarck, ND 58501 ABA: ##### Acct#: #####
If to Customer
Notices: United Energy Trading, LLC 225 Union Boulevard, Ste. 200 Lakewood, CO 80228 Attention: General Counsel Phone: ##### Facsimile: #####	Operations/Scheduling: United Energy Trading, LLC 225 Union Boulevard, Ste. 200 Lakewood, CO 80228 Attention: Scheduling Phone: ##### Facsimile: #####
Payments:	Wire Payments:
United Energy Trading, LLC 919 South 7th Street, Ste. 405 Bismarck, ND 58504 Attention: Joslyn Braun Phone: ##### Facsimile: #####	BNC National Bank 322 East Main Bismarck, ND 58501 ABA: ##### Acct#: #####

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED.  THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

FORM OF ACCESS AGREEMENT

EXHIBIT D
ACCESS AGREEMENT

TERMINAL ACCESS AGREEMENT

This Terminal Access Agreement (“Agreement”) is made and entered into this __ day of [___________], 2014 (“Effective Date”), between UET Midstream, LLC (“UET”) and [___________] (“Carrier”) (UET and Customer each a “Party” and collectively, the “Parties”).

WHEREAS, UET owns and operates a terminal facility in Weld County, Colorado used for the receipt and throughput of crude oil (the “Terminal”); and

WHEREAS, Carrier has been engaged by or on behalf of the entity or entities set forth on Exhibit A (“Customer(s)”) to deliver to the Terminal crude oil meeting the specifications set forth in the applicable agreement between UET and Customer (“Product”).

NOW, THEREFORE, the Parties agree as follows.

1.Definitions; Interpretation.

(a)	Capitalized terms shall have the meaning set forth in this Article 1.

“Access Materials” is defined in Article 4.

“Agreement” is defined in the preamble.

“Business Day” means any day other than a Saturday, Sunday or any other day that the Federal Reserve Bank of Kansas City, Denver Branch is closed.

“CAA” has the meaning set forth in the definition of Environmental Law.

“Carrier” is defined in the preamble.

“Carrier Party” means Carrier, its subsidiaries and affiliates, and each of their respective officers, directors, agents, employees, contractors, representatives, successors, and assigns.

“CERCLA” has the meaning set forth in the definition of Environmental Law.

“Confidential Information” means all oral, written or visual information obtained by any Carrier Party in relation to this Agreement or the Terminal.  The foregoing, however, shall be subject to the following exceptions: (a) information that is or becomes generally available to the public other than as a result of a disclosure by a Carrier Party in violation of this Agreement; (b) information that was already known by a Carrier Party on a non-confidential basis prior to this Agreement; (c) information that becomes available to a Carrier Party on a non-confidential basis, except in violation of a prohibition against disclosing such information; and (d) information a Carrier Party is required to disclose in connection with any administrative or regulatory approval or filing process in connection with the conduct of it business, provided such information is not accorded confidential treatment.

“Customer” is defined in the recitals.

“DOT” means the United States Department of Transportation, or any successor agency.

“Effective Date” is defined in the preamble.

“Environmental Law” means all Laws and contractual obligations concerning public health and safety, worker health and safety, pollution or protection of the environment, conservation of resources or natural resource damages, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, emission, labeling, testing, processing, discharge, release, remediation, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, radionuclides, lead, mercury, noise or radiation, as such of the foregoing are enacted or in effect, prior to, on, or after the Effective Date, and which shall include, but not be limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”); the Resource Conservation and Recovery Act, as amended (“RCRA”); the Federal Water Pollution Control Act, as amended (“FWPCA”); the Safe Drinking Water Act, as amended; the Clean Air Act, as amended (“CAA”); the Toxic Substances Control Act, as amended (“TSCA”); the Hazardous Materials Transportation Act, as amended (“HMTA”); and the Occupational Safety and Health Act of 1970, as amended.

“Environmental Losses” means all Losses resulting from (i) any liabilities or investigatory obligations arising under Environmental Law or; (ii) Remedial Action.

“FWPCA” has the meaning set forth in the definition of Environmental Law.

“Governmental Authority” means any federal, state, local, foreign, tribal or other governmental or administrative authority, agency, court or tribunal having jurisdiction over this Agreement or any matter set forth herein, the Parties, or the Terminal.

“Hazardous Substances” means any substance including, without limitation, (i) any “hazardous substances” as defined by CERCLA, and rules and regulations promulgated thereunder; (ii) any “hazardous waste” as defined by RCRA, and rules and regulations promulgated thereunder; (iii) “pollutant” or “toxic pollutant” under the FWPCA, and rules and regulations promulgated thereunder; (iv) any “hazardous air pollutants” under the CAA, and rules and regulations promulgated thereunder; (v) any substance regulated by the TSCA, and rules and regulations promulgated thereunder; (vi) any hazardous materials under the HMTA, and rules and regulations promulgated thereunder; (vii) asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum or petroleum‑derived substances or wastes, radon gas or related materials; (viii) any substances regulated under the underground storage tank provisions

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of Subtitle I of RCRA, and rules and regulations promulgated thereunder; or (ix) any other substance, including, without limitation, toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic or mutagenic substances, which is regulated by any Governmental Authority or under any Environmental Law.

“HMTA” has the meaning set forth in the definition of Environmental Law.

“Law” means all federal, state, local, tribal and foreign statutes, rules, regulations, ordinances and similar provisions having the force or effect of law, all judicial and administrative orders and determinations and all common law.

“Losses” is defined in Article 6.

“Misappropriation” is defined in Article 4.

“Party” is defined in the preamble.

“Product” is defined in the recitals.

“RCRA” has the meaning set forth in the definition of Environmental Law.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, dumping, disposing, leaching, transporting, seeping, dispersal or migration into the environment (including, without limitation, air, surface water, sediment, groundwater and land).

“Remedial Action” means all actions required by a Governmental Authority or any commercially reasonable voluntary actions commenced by UET to (i) clean up, remove, treat or in any other way remediate any Hazardous Substances; (ii) prevent the Release or threatened Release of Hazardous Substances so that they do not migrate or endanger public health or welfare or the environment; or (iii) perform studies or investigations related to any remediation or prevention associated with Hazardous Substances.

“Term” is defined in Article 3.

“Terminal” is defined in the recitals.

“TSCA” has the meaning set forth in the definition of Environmental Law.

“UET” is defined in the preamble.

“UET Parties” is defined in Article 6.

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(b)Unless the context requires otherwise:  (i) the gender (or lack of gender) of all words used in this Agreement includes the masculine, feminine, and neuter; (ii) references to “Articles” and “Sections” refer to articles and sections of this Agreement; (iii) references to “Exhibits” refer to the exhibits attached to this Agreement, each of which is made a part hereof for all purposes; (iv) references to laws refer to such laws as they may be amended from time to time, and references to particular provisions of a law include any corresponding provisions of any succeeding law; (v) the terms defined herein include the plural as well as the singular and vice versa; (vi) references to money refer to legal currency of the United States of America; and (vii) “including” means “including, for example and without limitation,” and other forms of the verb “to include” are to be interpreted similarly.

2.Terminal  Access.

(a)UET hereby grants Carrier access to the Terminal, subject to Carrier’s and its drivers’ absolute and unconditional compliance with this Agreement.

(b)Carrier shall designate in writing to UET the names of Carrier’s drivers who Carrier desires to access to the Terminal by submitting a completed form of authorization in the form attached as Exhibit B.  By submitting a driver to UET for access to the terminal, Carrier represents that the driver is competent and properly trained in the operation of all equipment that such driver will operate in connection with this Agreement.

(c)UET reserves the right, in its sole discretion, to immediately suspend or terminate access to the Terminal for Carrier or any driver of Carrier for any reason, including, without limitation, if UET believes Carrier or any of its drivers (i) poses a risk of injury to persons or damage to property or (ii) is not in compliance with this Agreement.  UET will not be liable to Carrier, its drivers or any other person by reason of any such suspension or termination.

3.Term.  Unless terminated earlier in accordance herewith, the term of this Agreement shall be one year from the Effective Date and year-to-year thereafter, unless terminated by UET by UET’s written notice to Carrier no later than 90 days prior to the annual anniversary of the Effective Date (“Term”).

4.Access Procedures.  Carrier must use an access code, driver access card or other method as designated by UET (“Access Materials”) as a condition of access to the Terminal.  Following the Effective Date, UET will notify Carrier of the required method of accessing the Terminal and will provide Carrier with the appropriate Access Materials. All Access Materials are the property of UET and may be used only for access to the Terminal in accordance with this Agreement, and may not be duplicated by any Carrier Party.  Carrier shall ensure that all Access Materials are protected from loss or destruction, disclosure to third parties and use for any purpose other than access to the Terminal in accordance with the terms hereof (and such loss or destruction, disclosure or use, a “Misappropriation”).  Carrier shall immediately notify UET of any Misappropriation of any Access Materials.  For clarification, any damages incurred by UET arising from any Misappropriation shall be Losses subject to Article 6.

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5.Compliance with Laws and Terminal Procedures.

(a)Carrier shall, and shall cause its drivers, to comply with all Laws in the performance of this Agreement and in conducting any activities in relation hereto (including, without limitation, transit to and from the Terminal).  All persons performing any service in connection with this Agreement, including the loading, unloading, handling, transportation or storage of Product, shall be been trained, qualified and screened to safely load, unload, handle, transport and store Product.

(b)Carrier shall comply with all rules and procedures as UET may issue from time to time.  Such rules and procedures will be available to Carrier and its drivers at the main office of the Terminal.  UET may, in its sole discretion, change, amend or modify the terms pursuant to which Carrier or its drivers may access the Terminal during the Term, and any such change, amendment or modification shall become binding upon Carrier and its drivers immediately upon notification by UET.  Carrier and its drivers shall be deemed to have been notified of any such change, amendment or modification posted to the rules and procedures maintained in the main office of the Terminal upon the posting of such change, amendment or modification.

(c)Without limiting the foregoing, Carrier and its drivers shall comply with the minimum requirements listed on Exhibit C.

(d)During the Term, Carrier shall notify UET in writing within two (2) Business Days of (i) Carrier receiving any rating below “satisfactory” from DOT, (ii) any hazardous material violations issued with regard to Carrier by DOT, (iii) any Release for which Carrier admits liability, or (iv) any claim made against Carrier for liability arising from any Release.

6.Indemnity.

(a)Carrier agrees to indemnify, hold harmless, and defend UET, its subsidiaries and affiliates, and each of their respective officers, directors, agents, employees, representatives, successors, and assigns (collectively, the “UET Parties”) from and against any and all claims,   demands, damages, fines, penalties, losses, causes of action, liabilities, and judgments of every kind (including all expenses of litigation, court costs, and reasonable attorney’s fees) arising out of (i) any Carrier Party’s presence at, or use of, the Terminal or use of any equipment at the Terminal, (ii) any Carrier Party’s exercise of any right under this Agreement, (iii) any Carrier Party’s performance of any obligation under this Agreement, or (iv) any breach of this Agreement by any Carrier Party (collectively, “Losses”).  The foregoing indemnity shall apply even if the Losses are the result of the joint or concurrent negligence or strict liability of any of the UET Parties.

(b)Without limiting Section 6(a), Carrier acknowledges that its obligation to indemnify the UET Parties pursuant to Section 6(a) shall include all Environmental Losses.

(c)Carrier acknowledges that the right to access the Terminal pursuant to this agreement relates only to Product.  Without limiting Section 6(a), Carrier acknowledges that its

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obligation to indemnify the UET Parties pursuant to Section 6(a) shall include all Losses arising from the transportation to or from the Terminal, or the loading or unloading at the Terminal, of any substance other than Product.

7.Insurance Requirements.

(a)Carrier shall secure insurance with coverage and limits set forth below with insurance carriers reasonably satisfactory to UET and shall maintain such coverage throughout the Term.

i.

Worker’s Compensation Insurance with statutory limits and Employer’s Liability Insurance with minimum limits of $1,000,000 each accident; $1,000,000 disease-policy limit; and $1,000,000 disease-each employee (such coverage shall include alternate employer endorsement and other states coverage);

ii.	Environmental Liability Insurance having a limit of at least $5,000,000 per occurrence for pollution legal liability and clean-up costs.
iii.

Commercial General Liability Insurance having a limit of at least $5,000,000 per occurrence for bodily injury and property damage, including but not limited to products and completed operations liability, owner’s and contractor’s protective, blanket contractual liability, personal injury liability, broad form property damage, sudden and accidental pollution and explosion, collapse and underground hazard coverage (if the policy maintains a general aggregate limit, it shall be not less than twice the occurrence limit); and

iv.

Automobile Liability Insurance having a limit of at least $2,000,000 per accident for bodily injury and property damage, including but not limited to coverage for owned, hired and non-owned automobiles and contractual liability.

(b)Carrier further agrees to carry any higher limits for the above described insurance, and other types of insurance that may be required by any federal, state or local law or regulation during the Term.

(c)  All policies providing coverage shall: (i) be endorsed to name UET as an additional insured, except Workers’ Compensation; (ii) be endorsed to provide that each underwriter waives its right of subrogation against UET, except to the extent that such a waiver is not permitted under applicable law; (iii) provide that coverage is primary and not contributory with any other insurance available to UET; (iv) be underwritten by insurers which are rated A- VII or higher by A.M. Best; (v) contain cross-liability coverage through a separation of insureds clause; (vi) be written using standard ISO policy forms and endorsements or equivalent; and (vii) provide that no cancellation of or material change in

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coverage will be effected without thirty (30) days prior written notice to UET.

(d)Carrier shall provide UET certificates of insurance reasonably satisfactory to UET evidencing the coverage required by this Article 6 prior to receiving access to the Terminal and shall provide UET with valid current certificates at all times during the Term.  The certificates of insurance required of Carrier shall denote the additional insured and waiver of subrogation requirements as specified above and shall contain a provision that UET will unqualifiedly receive thirty (30) days prior written notice of any cancellation or material change in the required insurance. UET, at its sole discretion, may require Carrier and/or any driver to submit the original or a certified copy of its insurance policies for inspection by UET. The certificates shall be signed by an authorized agent or representative of the insurer(s).

(e)The insurance coverage required by this Agreement shall be maintained by Carrier during the term of this Agreement at Carrier’s sole cost and expense. All deductibles shall be for the account of Carrier. Carrier shall require each driver to maintain insurance during the term of this Agreement, with at least the same limits and policy terms and conditions set forth above, and to provide UET certificates of insurance and replacement certificates, reasonably satisfactory to UET, evidencing such driver’s coverage before UET will allow such driver access to a Terminal.  UET shall maintain copies of all certificate(s) of insurance, insurance policies and/or endorsements but shall have no obligation for their status, for their review, or advise Carrier and/or any driver of any deficiencies in such documents.  Any receipt of copies or review by UET shall not relieve Carrier and/or any driver from or be deemed a waiver of UET’s right to insist on strict performance of Carrier’s and/or any driver’s obligations. No category or amount of coverage shall be deemed to limit or otherwise modify any indemnification obligation of Carrier hereunder.

8.Representations of Carrier.  Carrier represents that as of the Effective Date:

(a)

Carrier has disclosed to UET in writing (i) any rating below “satisfactory” issued by DOT with regard to Carrier prior to the Effective Date and (ii) any hazardous materials violations issued by DOT with regard to Carrier prior to the Effective Date;

(b)

Carrier has disclosed to UET in writing any Release occurring in the last ten (10) years for which Carrier was held liable (whether by contract or at law) or for which any person asserted Carrier was liable (whether by contract or at law); and

(c)

All persons performing any service in connection with this Agreement, including the loading, unloading, handling, transportation and storage of Product, have been trained, qualified and screened to safely load, unload, handle, transport and store Product.

9.Confidentiality.  Carrier shall not disclose, without the prior written consent of UET, Confidential Information to a third party (other than Carrier’s and its affiliates’ employees, officers, directors, lenders, legal counsel, or accountants, in each case who have agreed to keep

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such Confidential Information confidential) except in order to comply with any applicable law, order, regulation or exchange rule; provided, Carrier shall notify UET of any proceeding of which it is aware that may result in disclosure of such Confidential Information and shall use commercially reasonable efforts to prevent or limit such disclosure.  Carrier shall treat Confidential Information with no less care than that used to treat its own confidential information, which in no event shall be less than reasonable care.

10.Governing Law.  THIS AGREEMENT AND ANY MATTER ARISING HEREUNDER OR IN RELATION HERETO IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT WOULD RESULT IN THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT BEING SUBJECT TO THE LAW OF ANOTHER JURISDICTION. ANY SUIT BROUGHT RELATING TO THIS AGREEMENT SHALL BE BROUGHT IN THE COURTS DENVER, COLORADO. Each of the Parties hereto irrevocably and unconditionally waives any objection to the laying of venue in Denver, Colorado and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any court that any such suit brought in such court has been brought in an inconvenient forum.

11.Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

12.Assignment.  Neither Party shall assign this Agreement or its rights hereunder without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed.  Upon any assignment made in compliance with this Article 12, this Agreement shall inure to and be binding upon the successors and assigns of the assigning Party.  Notwithstanding the foregoing, either Party may, without consent (and without relieving itself from liability hereunder), (i) transfer, pledge, or assign this Agreement as security for any financing with financial institutions; (ii) transfer or assign this Agreement to an affiliate; or (iii) transfer or assign this Agreement to any entity succeeding to all or substantially all of the assets of the assigning Party, provided that, in the case of any assignment pursuant to Section  12(ii) or (iii) above, (1) such assignee’s creditworthiness shall be equal to or greater than that of the assignor; and (2) prior to any such assignment, the assignee shall agree in writing to be bound unconditionally by the terms and conditions of this Agreement.  In the event of an assignment pursuant to Section 12(i) above, the non-assigning Party shall reasonably cooperate with the assigning Party and the assignee financing institution, including, but not limited to, executing such consents to assignment as may be reasonably requested.  Any assignment in violation of this Article 12 shall be voidable at the sole discretion of the non‑assigning Party.

13.Waivers and Remedies.  The failure of either Carrier or UET to insist in any one or more instances upon strict performance of any of the provisions of this Agreement or to take advantage of any of its rights hereunder shall not be construed as a subsequent waiver of any

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provisions or the relinquishment of any rights for the future.  Unless specifically provided otherwise in this Agreement, the rights and remedies provided by this Agreement are cumulative, and the use of any one right or remedy by a Party shall not preclude or waive its right to use any or all other remedies.  Rights and remedies hereunder are given in addition to any other rights a Party may have by law or in equity unless provided otherwise in this Agreement.

14.Notices.  Notices under this Agreement will be considered properly given only when delivered by a nationally recognized overnight carrier, return receipt requested, with postage prepaid, or sent by facsimile, with confirmed receipt thereof, and addressed as set forth in Exhibit D or to any addresses as may hereafter be designated by like notice.  Notice given by facsimile will be effective upon actual receipt if received during the recipients normal business hours, or at the beginning of the recipient’s next Business Day after receipt if not received during the recipients normal business hours; provided that notices by facsimile are confirmed promptly after transmission by delivery to the recipient of a copy thereof in writing by certified mail or personal delivery.

15.Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

16.Entirety of Agreement.  This Agreement, including any exhibits hereto, constitutes the sole and entire agreement among the Parties with respect to its subject matter and all other matters contained herein, superseding all prior negotiations, statements, representations, correspondence, offers, discussions, agreements, and understandings relating to this transaction.

17.Amendments.  This Agreement may not be modified or altered orally or in any manner other than by an express agreement in writing signed by all Parties.  This Agreement and the terms and conditions contained herein shall apply to and are binding upon the legal representatives, successors, and assigns of the Parties.

18.Survival on Termination.  The Parties acknowledge and agree that any rights of a Party arising under this Agreement prior to its termination or expiration, including but not limited to a right to indemnification with respect to any matter and the limitation of liability set forth herein, shall survive the termination or expiration of this Agreement.

19.Savings Clause.  If any article, section, phrase or portion of this Agreement is, for any reason, held or adjudged to be invalid, illegal or unenforceable by any court of competent jurisdiction, such article, section, phrase, or portion so adjudged will be deemed separate, severable and independent and the remainder of this Agreement shall remain in full force and effect and shall not be invalidated or rendered illegal or unenforceable or otherwise affected by such adjudication, provided that the basic purpose of this Agreement and the benefits to the Parties are not substantially impaired.

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20.Headings.  Headings of articles, sections and subsections of this Agreement are inserted for convenience of reference only; they constitute no part of this Agreement and are not to be considered in the construction or interpretation of this Agreement.

21.No Third-Party Beneficiaries.  Other than as set forth in Article 6, this Agreement is not intended to confer any rights or benefits on any persons other than the Parties, and all third-party beneficiary rights are expressly denied.

22.Costs and Expenses.  Except as otherwise provided herein, each Party shall bear its own costs and expenses, including but not limited to, attorney’s fees incurred in connection with this Agreement.

[SIGNATURE PAGE FOLLOWS]

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SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED.  THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the Effective Date.

UET MIDSTREAM, LLC By: UNITED ENERGY TRADING, LLC Its: Sole Member By:___________________ Name:_________________ Title:__________________	[CARRIER] By:___________________ Name:_________________ Title:__________________

1.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED.  THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

EXHIBIT A

CUSTOMER(S)

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED.  THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

EXHIBIT B

DRIVERS

[Carrier] hereby authorizes the following drives to access the Terminal pursuant to the rights granted to Carrier under and in accordance with the terms and conditions of the Terminal Access Agreement between UET Midstream, LLC and [Carrier], dated [______], 2014.

Driver	Driver’s License Number

[Carrier]

By: _____________

Title: ___________

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED.  THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

EXHIBIT C

MINIMUM REQUIREMENTS

1.All of Carrier’s employees or agents entering a Terminal must be trained in all safety and security requirements of the Terminal and must strictly follow those requirements (including any requirements regarding protective or fire retardant clothing).

2.Carrier shall provide UET a copy of Carrier’s security plan upon request.

3.No driver accessing the Terminal pursuant to this Agreement may be under the influence of alcohol or drugs.

4.All drivers shall carry a copy of the current “Emergency Response Guidebook” as published by the United States Department of Transportation.

5.All tank trucks must display placarding in accordance with applicable federal, state and local laws, rules and regulations.

6.All tank trucks and related equipment must be maintained in a safe condition, free from leaks and in all respects suitable for transporting and unloading.

7.Drivers unloading any Products must remain in attendance at the unloading equipment at all times during the unloading process.  Unloading valves may not be blocked open.

8.When the unloading rack space is clear, the driver is to proceed to a proper unloading position, come to a complete stop and shut down engines and all electrical equipment.  All engines must be turned off while waiting for an unloading position to become available.

9.Drivers must immediately ground tanks and unloading spouts upon stopping at an unloading position.  Grounds may not be removed until other unloading equipment has been removed from the truck after unloading.

10.No work or repair of any kind may be performed on the tractor or trailer while at the unloading rack.  If a truck stalls or cannot be started while at the unloading rack, it must be towed away from the rack before any work is performed to get it started.  No units may be pushed from the rack area nor may jumper cables be utilized inside Terminal gates.

11.In the event of a spill (of any size) the truck must not be started or moved until the spill has been cleaned up, unless otherwise expressly directed by Terminal personnel.  Terminal personnel must be immediately notified of any spill.

12.Smoking is not permitted inside the Terminal gates.  No loitering is permitted inside the Terminal gates.

13.Only drivers authorized pursuant to this Agreement are permitted inside the Terminal gates.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED.  THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

14.Emergency telephone numbers are posted and all drivers must be familiar with them.  Emergency firefighting equipment is located in the unloading rack area, and all drivers must be familiar with the locations.

15.Before using the unloading facilities, a driver must complete the training described above; and have unloaded, at the facility, during daytime hours when the Terminal is manned, a sufficient number of loads to satisfy UET that the driver understands the procedures.

16.Drivers finding any questionable conditions existing upon arrival at a Terminal (e.g. gate open, unlocked or damaged; unloading rack vandalized; unloading arm in other than correct rest position; all lights out) must contact UET before proceeding beyond the discovered condition.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED.  THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

FORM OF ACCESS AGREEMENT

EXHIBIT D

NOTICES

If to UET
Notices:	Operations/Scheduling :
UET Midstream, LLC 225 Union Boulevard, Ste. 200 Lakewood, CO 80228 Attention: General Counsel Phone: ##### Facsimile: #####	UET Midstream, LLC 225 Union Boulevard, Ste. 200 Lakewood, CO 80228 Attention: Scheduling Phone: ___________________ Facsimile: #####
If to Carrier
Notices:	Operations/Scheduling :